EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-88519, 33-41318 and 33-50442 of CVB Financial Corp. on Form S-8, of our report, dated March 10, 2006 relating to our audit of the consolidated financial statements and internal control over financial reporting, which appear in this Annual Report on Form 10-K of CVB Financial Corp. for the year ended December 31, 2005.

/s/ McGLADREY & PULLEN, LLP
Pasadena, California March 10, 2006